UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

United States Virgin Islands	000-54809	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Altisource Asset Management Corporation (the “Company”) was held on May 26, 2016 (the “Annual Meeting”). On the record date for the Annual Meeting (April 13, 2016), an aggregate of 1,823,453 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The final results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

(i)	The following Directors were elected to serve until the Company's 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified by the following vote:

Name	For	Against	Abstentions	Broker Non-Votes
George G. Ellison	1,450,941	481	—	271,130
Paul T. Bossidy	1,450,941	481	—	271,130
Ricardo C. Byrd	1,436,784	14,538	100	271,130
Dale Kurland	1,403,757	47,565	100	271,130
Nathaniel Redleaf	1,404,857	46,465	100	271,130

(ii)	The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,588,842	133,707	3	—

(iii)	The adoption of the 2016 Employee Preferred Stock Plan was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,005,317	445,751	354	271,130

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation
May 27, 2016	By:	/s/ Stephen H. Gray
Stephen H. Gray
General Counsel and Secretary